Exhibit 99.1

MIDDLE KINGDOM ALLIANCE CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             ,

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated                                 , in connection with the Special Meeting to be held at                  a.m. on                  at                 , located at                                 , and hereby appoints David A. Rapaport, Esq. and Bernard J. Tanenbaum III, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class B common stock and common stock of Middle Kingdom Alliance Corp. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE REDOMESTICATION PROPOSAL, THE BUSINESS COMBINATION PROPOSAL, THE SHARE INCREASE PROPOSAL, THE DECLASSIFICATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.

1.	☐ For ☐ Against ☐ Abstain	To approve the Redomestication Proposal, which consists of both the approval of the merger between Middle Kingdom and MK Arizona, and the authorization for the Middle Kingdom board of directors to complete the conversion and continuation of MK Arizona to the Cayman Islands, as the entity MK Cayman.

2.	☐ For ☐ Against ☐ Abstain

To approve the Business Combination Proposal, which consists of the authorization for the MK Cayman board of directors to complete the share exchange included in the merger agreement, which will only take place if Proposal 1 is approved.

Only holders of Middle Kingdom’s Class B common stock as of the record date are entitled to vote on this proposal.

Only if you voted “AGAINST” Proposal 2, you hold shares of Middle Kingdom Class B common stock, and you tender your shares in accordance with the procedures set forth in the Proxy Statement/Prospectus by the day prior to the special meeting, may you exercise your conversion rights and demand that Middle Kingdom convert your shares of Class B common stock into a pro rata portion of the funds available in trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Middle Kingdom Class B common stock for cash and will no longer own these shares upon consummation of the business combination. You will only be entitled to receive cash for these shares if the business combination is completed, you do not dispose of your shares (other than in accordance with the conversion procedure) prior to the effective date of the business combination and you tender your shares to Middle Kingdom’s transfer agent. To exercise your conversion rights check the following box. Failure to (a) vote against the Business Combination Proposal, (b) check the following box, (c) submit this proxy in a timely manner or (d) tender your shares to Middle Kingdom’s transfer agent within the prescribed time will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS  ☐

3.	☐ For ☐ Against ☐ Abstain	To approve the Share Increase Proposal, which consists of the authorization in MK Cayman’s Memorandum of Association of 1,000,000,000 ordinary shares, as compared to 21,000,000 shares of capital stock currently authorized in Middle Kingdom’s Certificate of Incorporation.

4.	☐ For ☐ Against ☐ Abstain	To approve the Declassification Proposal, which consists of the elimination in MK Cayman’s Memorandum of Association of the classified board currently authorized in Middle Kingdom’s Certificate of Incorporation.

5.	☐ For ☐ Against ☐ Abstain	To permit Middle Kingdom’s board of directors or its chairman, in their discretion, to adjourn the Special Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposals 1, 2, 3 or 4.

Dated

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3, 4 AND 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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